Exhibit 99.1

GENIUS BRANDS’ KARTOON CHANNEL! LAUNCHES IN SPANISH

“¡KC! En Español” Brings Spanish Language Children’s Programming to the Kartoon Channel! Streaming Platform

BEVERLY HILLS, Calif., October 7, 2021 – Genius Brands International, Inc. (Nasdaq: GNUS), today announced a new Spanish Language content service for children, ¡KC! En Español, on its streaming platform, Kartoon Channel! This news follows Kartoon Channel!’s Tuesday announcement that it is now available on Pluto TV.

With ¡KC! En Español, Kartoon Channel! expands its current platform to serve the LatinX children’s community in North America. The new Spanish language children’s program service will reside on the main Kartoon Channel! platform, and function as a sub-brand of Kartoon Channel!, much like the successful Kartoon Classroom!, which premiered in September of 2020. The offering will launch with Genius Brands’ hit, Rainbow Rangers, in addition to Thomas Edison’s Secret Lab; Mi Perro Chocolo; YouTube hit, Spanish Tree TV; and Stan Lee’s Mighty Seven.

“Not only is this the right entertainment and cultural move for Kartoon Channel!, but it also makes good business sense too,” said Jon Ollwerther, President of Kartoon Channel! Today, 26% of kids in the U.S. under the age of five are of LatinX heritage, a number that is only expected to grow. Further, 83% of LatinX audiences are streamers, versus 73% of non-LatinX audiences. Finally, digital ad-spend focused on the LatinX audience in the United States has more than doubled from 2015 to 2020 and the market today is estimated at over $1.5 billion. We look forward to this becoming an important and growing contributor to the business of Kartoon Channel!”

“Following the success of our educational sub-brand, Kartoon Classroom!, ¡KC! En Español was the obvious next step for us,” said Michael Riley, Genius Brands International’s Chief Diversity Officer. “We’re proud to announce this new offering during Hispanic Heritage Month and to better serve the LatinX community, now in English and en Español!”

About Kartoon Channel!

Available everywhere and anywhere kids are today, Genius Brands International’s digital network, Kartoon Channel! is a family entertainment destination that delivers enduring childhood moments of humor, adventure, and discovery.

Delivering 1000’s of episodes of carefully curated free family-friendly content, the channel features animated classics for little kids, including The Wubbulous World of Dr. Seuss, Babar, Mello Dees, Super Simple Songs, and Baby Genius, as well as hit content for bigger kids, such as Pac-Man, Angry Birds, and Yu-Gi-Oh!, to original programming like Stan Lee’s Superhero Kindergarten, starring Arnold Schwarzenegger, KC! Pop Quiz coming soon, and Shaq’s Garage, starring Shaquille O’Neal for 2022. Kartoon Channel! also offers STEM-based content through its Kartoon Classroom!, including Baby Einstein, and more.

Kartoon Channel! delivers positive and purposeful content across multiple platforms, including Comcast, Cox, DISH, Sling TV, Amazon Prime, Amazon Fire, Apple TV, Android TV, Android Mobile, Google Play, Xumo, Roku, Tubi, Samsung Smart TVs, and LGTVs.

Kartoon Channel! can also be streamed on TVs and mobiles device by downloading the app, or on desktops by visiting www.kartoonchannel.com

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About Genius Brands International

Genius Brands International, Inc. (Nasdaq: GNUS) is a leading global kids media company developing, producing, marketing and licensing branded children’s entertainment properties and consumer products for media and retail distribution. The Company’s ‘content with a purpose’ portfolio includes Stan Lee’s Superhero Kindergarten, starring Arnold Schwarzenegger, on Kartoon Channel!; Shaq’s Garage, starring Shaquille O’Neal, coming to Kartoon Channel! in 2022; Rainbow Rangers on Kartoon Channel! and Netflix; Llama Llama, starring Jennifer Garner, on Netflix; award-winning toddler brand Baby Genius; adventure comedy STEM series Thomas Edison's Secret Lab; and entrepreneurship series Warren Buffett's Secret Millionaires Club. Through licensing agreements with leading partners, characters from Genius Brands’ IP also appear on a wide range of consumer products for the worldwide retail marketplace. The Company’s new Kartoon Channel! and Kartoon Classroom! are available in over 100 million U.S. television households via a broad range of distribution platforms, including Comcast, Cox, DISH, Sling TV, Amazon Prime, Amazon Fire, Apple TV, Apple i0s, Android TV, Android Mobil, Google Play, Xumo, Roku, Tubi, KartoonChannel.com, Samsung Smart TVs and LG TVs. For additional information, please visit www.gnusbrands.com.

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Forward Looking Statements: Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation, our ability to generate revenue or achieve profitability; our ability to obtain additional financing on acceptable terms, if at all; the potential issuance of a significant number of shares, which will dilute our equity holders; fluctuations in the results of our operations from period to period; general economic and financial conditions; our ability to anticipate changes in popular culture, media and movies, fashion and technology; competitive pressure from other distributors of content and within the retail market; our reliance on and relationships with third-party production and animation studios; our ability to market and advertise our products; our reliance on third-parties to promote our products; our ability to keep pace with technological advances; our ability to protect our intellectual property and those other risk factors set forth in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K and in the Company's subsequent filings with the Securities and Exchange Commission (the "SEC"). Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

MEDIA CONTACT:

pr@gnusbrands.com

INVESTOR RELATIONS CONTACT:

ir@gnusbrands.com

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